First Quarter 2026 Earnings Call Presentation April 22, 2026

Forward-Looking Statements and Non-GAAP Financial Measures Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2025 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website, www.sec.gov or at WesBanco’s website, www.WesBanco.com. Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under “Risk Factors” in Part I, Item 1A. Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; cyber-security breaches; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance. WesBanco does not assume any duty to update forward-looking statements. While forward-looking statements reflect our good-faith beliefs, they are not guarantees of future performance. All forward-looking statements are necessarily only estimates of future results. Accordingly, actual results may differ materially from those expressed in or contemplated by the particular forward-looking statement, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law. Statements in this presentation with respect to the benefits of the merger between WesBanco and Premier, the parties’ plans, obligations, expectations, and intentions, and the statements with respect to accretion, earn back of tangible book value, tangible book value dilution and internal rate of return, constitute forward-looking statements as defined by federal securities laws. Such statements are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of other business strategies; the nature, extent, and timing of governmental actions and reforms; extended disruption of vital infrastructure; and other factors described in WesBanco’s 2025 Annual Report on Form 10-K and documents subsequently filed by WesBanco with the SEC. In addition to the results of operations presented in accordance with Generally Accepted Accounting Principles (GAAP), WesBanco's management uses, and this presentation contains or references, certain non-GAAP financial measures, such as pre-tax pre-provision income, tangible common equity/tangible assets; net income excluding after-tax restructuring and merger-related expenses and excluding after-tax day one provision for credit losses on acquired loans; efficiency ratio; return on average assets; and return on average tangible equity. WesBanco believes these financial measures provide information useful to investors in understanding our operational performance and business and performance trends which facilitate comparisons with the performance of others in the financial services industry. Although WesBanco believes that these non-GAAP financial measures enhance investors' understanding of WesBanco's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. The non-GAAP financial measures contained therein should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K as well as the unaudited financial statements and analyses as presented in the Quarterly Reports on Forms 10-Q for WesBanco and its subsidiaries, as well as other filings that the company has made with the SEC.

Q1 2026 Financial and Operational Highlights

Strong YoY Increase in EPS; Improved NIM 22bp YoY

- GAAP EPS of $0.88 but, when excluding merger and restructuring costs, EPS(1) was $0.91 and increased 38% compared to the prior year and 8% from the sequential quarter
- Achieved or exceeded year one financial targets outlined in the PFC acquisition model(2), 1.3% return on average assets, a 10.7% CET1 ratio, and tangible book value per share of $22.45(1)
- Advanced organic growth model with commercial banking expansion into high-growth South Florida markets
- Increased NIM 22bp YoY to 3.57%, driven by lower funding costs and higher earning asset yields
- Improved efficiency ratio nearly 4 percentage points YoY to 52.5%, primarily due to expense synergies from the PFC acquisition and the focus on positive operating leverage
- Executed next phase of financial center optimization with planned closure of 10 financial centers in May
- Built record commercial loan pipeline of $1.6 billion
- Increased total deposits 1.8% YoY on an organic basis to $21.7 billion; flat compared to the fourth quarter
- Increased total loans 2.2% YoY as organic growth more than offset higher CRE payoffs of $340 million
    - Elevated payoffs impacted YoY loan growth by 1.4%

Net Income Available to Common Shareholders and Diluted EPS(1)
$87.3 million; $0.91/share

Net Interest Margin
+22 bp YoY

Total Loan Growth
+2.2% YoY or +3.6%, excluding CRE payoff headwind

Total Deposit Growth
+1.8% YoY; flat QoQ

Criticized and Classified Loans to Total Loans
2.91%

CET1 Capital Ratio
10.67%

Note: financial and operational highlights for the quarter ended March 31, 2026; EPS = earnings per share; CRE = commercial real estate; YoY = year-over-year; QoQ = quarter-over-quarter; bp = basis points; CET1 = common equity tier 1; PFC = Premier Financial Corp. (acquisition closed on 2/28/2025)
(1) Non-GAAP measure – please see reconciliation in appendix
(2) PFC acquisition presentation published on 7/26/2024

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Note: PTPP = pre-tax, pre-provision (1) Non-GAAP measure – please see reconciliation in appendix (2) Excludes restructuring and merger-related expenses and/or day 1 provision for credit losses on acquired loans Key Metrics Q1 2026 Financial and Operational Highlights

Organic Growth Model Intact – Impacted by Elevated CRE Payoffs Note: commercial payoffs and new originations and associated yields (in charts above); C&I = Commercial & Industrial Q1 2026 Total Portfolio Loans Total loans increased $400 million, or 2.2%, YoY to $19.1 billion, driven by commercial and home equity lending CRE loan payoffs remained elevated and totaled $340 million for the first quarter of 2025, consistent with the elevated quarterly levels incurred during the second half of 2025 The increase in payoffs negatively impacted YoY loan growth by approximately 1.4% Commercial loan pipeline a record $1.6 billion, as of 3/31/2026 50% of pipeline from PFC markets and loan production offices Initial Florida pipeline adds an additional $30 million C&I line utilization was approximately 37% for Q1 2026

Deposit Growth Remained Solid Note: “uninsured deposits” are approximated; “collateralized municipal deposits” are collateralized by securities Q1 2026 Total Deposits Total deposits increased $376 million, or 1.8%, YoY to $21.7 billion, driven by demand deposits and savings account growth which more than offset the intentional run-off of $300 million of higher cost certificates of deposit Total demand deposits continued to represent 50% of total deposits Distribution: consumer 52% and business 32% (note: public funds, which are separately collateralized, 16%) Average loans to average deposits were 89.1%, providing continued capacity to fund loan growth

Tangible common equity to tangible assets ratio(1) of 8.37% Weighted average yield 3.28% vs. 2.86% last year Weighted average duration 4.3 Total unrealized securities losses (after-tax): Available for Sale (“AFS”) = $155MM Held to Maturity (“HTM”)(2) = $84MM Securities Represent 16% of Total Assets Note: securities chart excludes allowance for credit losses for HTM securities; weighted average yields have been calculated on a taxable-equivalent basis using the federal statutory rate of 21%; after-tax unrealized losses have been calculated using the Other Comprehensive Income (“OCI”) tax rate of ~23% (1) Non-GAAP measure – please see reconciliation in appendix (2) HTM losses not recognized in accumulated other comprehensive income Q1 2026 Total Securities $MM

Q1 2026 NIM of 3.57% improved 22 bp YoY, through a combination of lower funding costs and higher securities yields NIM decreased 4 bp on a sequential quarter basis due to lower net loan growth, as well as modestly higher seasonal deposit contraction in the first two months of the quarter which fully recovered by quarter-end Deposit funding costs, including non-interest bearing deposits, were 177 bp and decreased 11 bp YoY and 7 bp QoQ Average FHLB borrowings of $1.2 billion had a weighted average cost of 3.97% which decreased 55 bp YoY and 34 bp QoQ Of the $1.0 billion of borrowings at 3/31/2026, approximately 95% have 2026 maturities, with an average rate of 3.92% NIM Benefiting from Management of Funding Costs and Loan Growth Q1 2026 Net Interest Margin (NIM)

Note: OREO = other real estate owned; AUM = assets under management; securities account values include annuities Fee Income Increased $7.2 Million, or 20.7%, Year-Over-Year Q1 2026 Non-Interest Income Non-interest income increased 20.7% YoY due primarily to the acquisition of PFC, which occurred on February 28, 2025, which increased the size of our customer base and wealth management assets managed, as well as organic growth Service charges on deposits and digital banking fees reflect increased general spending and higher transaction volumes from our larger customer base, and organic growth from our treasury management products and services Reflecting record asset levels, trust fees and securities brokerage revenue increased due to the addition of PFC wealth clients, market value appreciation, and organic growth Trust and Investment Services assets under management increased 12% YoY to $7.8 billion Broker-dealer securities account values (including annuities) increased 9% YoY to $2.6 billion Gross swap fees were $1.2 million, compared to $2.0 million in the prior year Fair market valuation losses were $0.1 million, compared to $1.0 million last year

Expenses Declined $1.4 Million Sequentially Due to Cost Control Q1 2026 Non-Interest Expense Non-interest expense, excluding merger and restructuring charges, decreased sequentially primarily from control of marketing and other costs Non-interest expense, excluding merger and restructuring charges, increased 25.5% YoY due to the addition of the PFC expense, which was only in the expense base for one month in the prior year period Salaries and wages and employee benefits expense increased due to a full quarter of staffing Amortization of intangible assets increased due to the core deposit intangible asset that was created from the acquisition of PFC Equipment and software, which has been in a consistent range the last several quarters, increased YoY due to the acquisition of PFC Restructuring and merger-related expenses are primarily related to costs associated with the 10 financial centers that are planned to close during May

Favorable Asset Quality Measures Compared to Peer Bank Group Note: financial data as of quarter ending for dates specified; peer bank group includes all U.S. banks with total assets of $20B to $50B (excluding FINN) from S&P Capital IQ (as of 4/14/2026) and represent simple averages except criticized & classified loans as % of total loans and allowance for credit losses as % of total loans which are weighted averages Strong Legacy of Credit Quality Criticized & Classified Loans as % of Total Loans Non-Performing Assets as % of Total Assets Net Charge-Offs as % of Average Loans (Annualized) Allowance for Credit Losses as % of Total Loans

The allowance for credit losses on loans was $210.0 million at 3/31/2026, which provided a coverage ratio of 1.10% Excluded from the allowance for credit losses and the related coverage ratio is a remaining unaccreted discount on purchased loans from acquisitions representing 1.51% of total portfolio loans The first quarter provision for credit losses was negative primarily due to lower loan balances and higher prepayment speeds Non-Depository Financial Institution (NDFI) exposure <$55 million No exposure to technology and software firms or data centers and related infrastructure projects Allowance Coverage Ratio of 1.10% Q1 2026 Current Expected Credit Loss (CECL) Note: ACL at 3/31/2026 excludes off-balance sheet credit exposures of $7.2 million

Strong regulatory capital ratios significantly above both regulatory requirements and well-capitalized levels, with favorable tangible equity levels compared to peers ~0.9 million shares continue to remain for repurchase (as of 3/31/2026)(1) No shares repurchased on the open market during Q1 2026 Capital Ratios Above Both Regulatory and Well-Capitalized Levels Strong Capital Position Note: financial data as of quarter ending 12/31; current year data as of 3/31/2026; WSBC adopted Current Expected Credit Losses (“CECL”) accounting standard on 1/1/2020; in conjunction with the PFC acquisition, WSBC raised $200MM of common equity on 8/1/2024 to support future growth and issued $1B of common equity on the 2/28/2025 closing; on 9/10/2025, raised $230MM of Series B preferred stock to primarily redeem the Series A preferred stock and $50MM of acquired PFC sub-debt (1) Under the existing share repurchase authorization that was approved on February 24, 2022 by WesBanco’s Board of Directors Common Equity Tier 1 Capital Ratio (CET 1) Tier 1 Risk-Based Capital Ratio Well-Capitalized 8.0% Required 6.0%

Appendix

Pre-Tax, Pre-Provision Income (PTPP) and Ratios Reconciliation

Net Income and Diluted Earnings per Share (EPS) Reconciliation

Tangible Book Value per Share Reconciliation

Efficiency Ratio Reconciliation

Return on Average Assets Reconciliation

Return on Average Tangible Common Equity Reconciliation

Tangible Common Equity to Tangible Assets Reconciliation

First Quarter 2026 Earnings Call Presentation